SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 10, 2001


                        ADVANTAGE MARKETING SYSTEMS, INC.
             (Exact Name of registrant as Specified in its Charter)

          Oklahoma                       001-13343             73-1323256
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                       2601 N.W. EXPRESSWAY, SUITE 1201W,
                          OKLAHOMA CITY, OKLAHOMA 73112
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (405) 842-0131

Item 4.        Changes in Registrant's Certifying Accountant

     On July 10, 2001, upon the recommendation of its audit committee and with the approval of its board of directors, Advantage Marketing Systems, Inc. dismissed its principal accountant, Deloitte & Touche LLP, in order to institute certain cost saving measures. On the same date, Advantage Marketing Systems engaged Grant Thornton as its principal accountant.

     At no time did any report by Deloitte & Touche on Advantage Marketing System's financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Also, at no time did Advantage Marketing Systems have any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused to make Deloitte & Touche reference the subject matter of the disagreement in connection with its report on Advantage Marketing Systems.

     This Form 8-K/A contains the same information set forth in the Current Report on Form 8-K filed by Advantage Marketing Systems on July 17, 2001, except that the Deloitte & Touche letter attached as Exhibit 16 has been modified pursuant to SEC request to state that Deloitte & Touche agrees that it was terminated on July 10, 2001.

 Item 7.  Financial Statements and Exhibits

      (c) Exhibits

          16       Letter re:  change in principal accountant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADVANTAGE SYSTEMS MARKETING, INC.

                                              By:   REGGIE COOK
                                              Name: Reggie Cook
                                              Title:Chief Financial Officer

Date:  July 23, 2001

                                INDEX TO EXHIBITS


Exhibits No.               Description               Method of Filing
------------               -----------               ----------------

 16 Letter re: change in independent accountants   Filed herewith electronically